EXHIBIT 10.1

Surrender of Stock Options

Pursuant to a Non-Qualified Stock Option Award Agreement (the “Grant Agreement”) between Ocwen Financial Corporation (the “Company”) and William C. Erbey (the “Grantee”), dated as of August 21, 2012, the Grantee was granted, pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”), the right and option to purchase all or any part of an aggregate of 2,000,000 shares of the Company’s common stock, par value $0.01 per share, for a purchase price of $24.38 per share (the “Options”), subject to the terms and conditions in the Grant Agreement and the Plan. The Grantee hereby surrenders 500,000 of the Performance-Based Options and 500,000 of the Extraordinary Performance-Based Options. The remainder of the Options shall not be affected by this surrender. The Grantee acknowledges that he has not received or been promised any payment or other compensation in return for the surrender of such Options. All capitalized terms used herein, but not defined, shall have the meaning ascribed to such terms in the Grant Agreement.

Sincerely,

GRANTEE

/s/ William C. Erbey                        April 22, 2014
William C. Erbey

The Company hereby acknowledges and consents to the surrender of the Options, as described above.

OCWEN FINANCIAL CORPORATION

By:     /s/ John V. Britti
Name:    John V. Britti
Title:    Chief Financial Officer